Exhibit No. 99-b to SEC Form 10-QSB

For Quarterly Period Ending March 31, 1999

NOTICE OF THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                   HELIX BIOMEDIX, INC.

TO BE HELD ON FRIDAY, MAY 28, 1999

       Notice is hereby given that the Annual Meeting of the Shareholders of Helix BioMedix,Inc., a Colorado Corporation, will be held on May 28, 1999, at 2:00 P. M., local time, at a conference room in the AmeriSuites Hotel located at 6080 Bluebonnet Blvd. in Baton Rouge,Louisiana 70809. At this meeting the following matters will be considered:

1. The election of directors.

2. An amendment to Article IV of the Corporation's Articles of Incorporation to increase (a) the number of authorized shares of no par value Common Stock from two million (2,000,000) to ten million (10,000,000) and (b) the number of authorized shares of no par value Preferred Stock from four hundred thousand (400,000) to two million (2,000,000).

3. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

       Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment. Only holders of the Company's no par value Common Stock of record at the close of business on April 20, 1999 shall be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

Baton Rouge, Louisiana
April 22, 1999

By order of the Board of Directors
 /S/ Keith P. Lanneau
 Keith P. Lanneau, President, Principle Financial and Accounting Officer. HELIX BIOMEDIX, INC.


Baton Rouge, Louisiana
April 22, 1999

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Baton Rouge, LA              INFORMATION STATEMENT           April 22, 1999

For the Annual Meeting of Shareholders of Helix Biomedix, Inc.
to be Held May 28, 1999

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                 NOT TO SEND US A PROXY

        This Information Statement is first sent to Shareholders on April 22, 1999 in connection with the Annual Meeting to be held on May 28, 1999. The time, location, and purposes of the Annual Meeting are set forth in the Notice of the Annual Meeting enclosed herewith.

        The securities entitled to vote at said meeting consist of all of the issued and outstanding shares of the Company's no par value Common Stock. Only shareholders of record as of April 20, 1999 may vote at the meeting. As of that date there were 1,619,300 shares of Common Stock issued and outstanding. Each shareholder of record will be entitled to one (1) vote for each share of Common Stock held of record as of April 20, 1999. Cumulative voting is not permitted. Presence at the Annual Meeting, in person or by proxy, of record holders of a majority of the common stock issued and outstanding as of April 20, 1999 will constitute a quorum for transacting business. The proposed amendment to the Articles of Incorporation shall be decided by a majority vote of the holders of all shares entitled to vote upon the matter. Other matters to be voted upon shall be decided by a simple majority vote of those shares represented in person or by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth the holdings of Common Stock of each person or entity who, as of the record date is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock.

NAME AND ADDRESS             NUMBER OF SHARES          PERCENT

Keith P. Lanneau
2151 E. Lakeshore Dr.
Baton Rouge, LA 70808           838,662                  51.8%

Thomas L. Frazer
7520 Perkins Rd. Ste. 280
Baton Rouge, LA 70808           173,394                  10.7%

CEDE & CO.
c/o Depository Trust Co.
P.O. Box 222
Bowling Green Station
New York, NY 10274              160,184                   9.9%

All Officers and Directors
As a Group (5 persons)        1,022,056                  63.1%

     As holder of approximately 51.8% of the Company's Common Stock, Keith P. Lanneau is in a position to elect all of the Directors of the Company and otherwise control its activities and policies. Mr. Lanneau has indicated he will vote for approval of the proposed amendment to the Articles and will vote for election of a slate of seven (7) Directors to be nominated by the Nominating Committee of the Board of Directors.

HELIX BIOMEDIX, INC.
BY:/s/Keith P Lanneau, President

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